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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pinnacle Global Group, Inc. on Form S-8 (File No. 333-72325) of our reports, dated March 31, 1999, on our audits of the consolidated financial statements and financial statement schedule of TEI, Inc. and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.


                                                /s/ PRICEWATERHOUSECOOPERS LLP

                                                PricewaterhouseCoopers LLP


Houston, Texas
February 8, 2000